SCUNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]	Definitive Information Statement

BIOFLAMEX CORP.
(Name of Registrant as Specified in its Charter)

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1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies (set forth the amount on which the filing fee is calculated and state how it was determined):

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4) Proposed maximum aggregate value of securities::

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Bioflamex Corp.

Christiansvej 31

2920 Charlottenlund, Denmark

___________, 2012

On March 29, 2012, the board of directors and holders of a majority of the voting capital stock of Bioflamex Corp., a Nevada Corporation (the “Company”), acted by written consent in lieu of a special meeting of stockholders to approve an amendment to the Company’s Articles of Incorporation to increase its authorized shares of common stock. The Company’s Board of Directors fixed April 3, 2012 as the record date (the “Record Date”), for determining the holders of its voting capital stock entitled to notice of these actions and receipt of this Information Statement.

This Information Statement is first being mailed on or about _____________, 2012. The actions to be taken pursuant to the written consents dated as of March 29, 2012 shall be taken on or about ______________, 2012, twenty (20) days after the mailing of this Information Statement. You are urged to read the Information Statement in its entirety for a full description of the actions approved by the holders of a majority of the Company’s outstanding voting capital stock.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH IS DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

By Order of the Board of Directors,
By: /s/ Kristian Schiorring
Name: Kristian Schiørring
Its: President

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INFORMATION STATEMENT PURSUANT TO SECTION 14

OF THE SECURITIES EXCHANGE ACT OF 1934

AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

NOTICE OF ACTIONS TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS

To The Stockholders of Bioflamex Corp.:

NOTICE IS HEREBY GIVEN that the Board of Directors has received approval for pursuant to the written consent of stockholders in lieu of a special meeting, dated March 28, 2012 (the “Written Consent”) to amend the Company’s Articles of Incorporation to increase the number of authorized shares of the common stock from two hundred million (200,000,000) shares to four hundred million (400,000,000) shares.

This Information Statement is being mailed on or about _____________, 2012. The above action will be taken on or about ______________, 2012, twenty (20) days after the mailing of this Information Statement.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company’s authorized capitalization consisted of 200,000,000 shares of common stock, of which 106,666,667 shares were issued and outstanding. Holders of common stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of common stock.

Each share of common stock entitles its holder to one vote on each matter submitted to the shareholders. However, because shareholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of March 29, 2012 have voted in favor of the foregoing proposal by written consent, and having sufficient voting power to approve such proposal through their ownership of capital stock, no other shareholder consents will be solicited in connection with this Information Statement.

The following shareholders (holding the indicated number of shares) voted in favor of the proposal outlined in this Information Statement:

Shareholder	Class of Stock	Number of Shares	Number of Voting Shares
Kristian Schiørring	Common Stock	31,428,334	31,428,334
Henrik Dahlerup	Common Stock	31,428,333	31,428,333

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been mailed to the shareholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on ______________, 2012.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held as of the Record Date by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written notice to stockholders of the Company pursuant to Section 78.320(2) of the Nevada Revised Statutes.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth as of the Record Date, certain information known to us with respect to the beneficial ownership of the Company's voting securities by (i) each person who is known by us to own of record or beneficially more than 5% of the outstanding common stock, (ii) each of the Company's directors and executive officers, and (iii) all of the Company's directors and its executive officers as a group. Unless otherwise indicated, each of the stockholders can be reached at the Company's principal executive offices located at Christiansvej 31, 2920 Charlottenlund, Denmark.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	% of Class(1)
Kristian Schiørring	31,428,334	29.5%
Henrik Dahlerup	31,428,333	29.5%
All officers and directors as a Group (2 persons)	62,856,667	59%

(1)                 Based on 106,666,667 shares of common stock issued and outstanding as of the Record Date.

AMENDMENT TO THE ARTICLES OF INCORPORATION

INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors and stockholders of the Company have approved an increase in the number of the Company’s authorized shares of common stock from two hundred million (200,000,000) shares to four hundred million (400,000,000) shares by means of an amendment to the Company’s Articles of Incorporation.

The terms of the additional shares of common stock will be identical to those of the currently outstanding shares of Common Stock. However, because the holders of common stock do not have preemptive rights to purchase or subscribe for any new issuances of common stock, the authorization and subsequent issuance of additional shares of common stock will reduce the current stockholders’ percentage ownership interest in the total outstanding shares of common stock. This amendment and the creation of additional shares of authorized common stock will not alter current stockholders’ relative rights and limitations.

The Articles of Amendment to the Company's Articles of Incorporation that reflects the increase in the authorized Common Stock is attached hereto as Exhibit A. The increase in the authorized common stock will become effective upon the filing of the Articles of Amendment with the Secretary of State of the State of Nevada, which is expected to occur as soon as is reasonably practicable on or after the twentieth (20th) day following the mailing of this Information Statement to the Company's stockholders.

Reason for Increase

In order to permit us to raise capital or issue our common stock for other business purposes, we need to increase the number of shares of our common stock authorized for issuance under our Articles of Incorporation. As a result of the increase in authorized common stock, the Company will be able to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, establishing strategic relationships with corporate partners, acquiring or investing in complementary businesses or products, providing equity incentives to employees, and effecting stock splits or stock dividends.

The Company currently signed a term sheet for a discounted at-the-market (ATM) equity offering of up to US$10,000,000 with Fairhills Capital Offshore Ltd. The discounted ATM transaction which is pending the execution of definitive documentation and the effectiveness of an S1 registration statement with the Securities and Exchange Commission, allows but does not require the Company to issue and sell up to the number of common stock shares having an aggregate purchase price of US$10,000,000 to Fairhills Capital. Though this ATM transaction or another, the Company currently requires additional cash resources and is seeking to increase cash reserves through the sale of additional equity or debt securities. The sale of convertible debt securities or additional equity securities will result in additional dilution to our shareholders and may result in the issuance of a significant number of shares of common stock. In connection with any future issuance of common stock (up to 400,000,000 shares), there will not be any additional shareholder approval required with respect to the additional shares.

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Effects of Increase

In general, the issuance of any new shares of common stock will cause immediate dilution to the Company’s existing stockholders, may affect the amount of any dividends paid to such stockholders and may reduce the share of the proceeds of the Company that they would receive upon liquidation of the Company. Another effect of increasing the Company’s authorized common stock may be to enable the Board of Directors to render it more difficult to, or discourage an attempt to, obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The Board of Directors would, unless prohibited by applicable law, have additional shares of common stock available to effect transactions (such as private placements) in which the number of the Company's outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company, even if such party is offering a significant premium over the current market price of the common stock. Such an issuance of shares of common stock would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this resolution was not presented with the intent that the increase in the Company's authorized common stock be utilized as an anti-takeover measure.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of the common stock is required for the approval of the increase in the number of shares of the authorized common stock. On the Record Date, the increase from two hundred million (200,000,000) shares to four hundred million (400,000,000) shares was approved by the holders of approximately 59% of the outstanding shares of Common Stock.

No Dissenters’ Right of Appraisal

Neither Nevada law nor our Articles of Incorporation provides our shareholders with dissenters’ rights in connection with the amendment to our Articles. This means that no shareholder is entitled to receive any cash or other payment as a result of, or in connection with the amendment to our Articles of Incorporation, even if a shareholder has not been given an opportunity to vote.

Interests of Certain Persons in or Opposition to Matters to be Acted Upon

No persons have any substantial interest in the increase in our authorized shares of common stock.

Forward-Looking Statements and Information

This Information Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify our forward-looking statements by the words "expects," "projects," "believes," "anticipates," "intends," "plans," "predicts," "estimates" and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

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You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

ADDITIONAL INFORMATION

The Company will provide upon request and without charge to each shareholder receiving this Information Statement a copy of the Company's annual report on Form 10-K for the fiscal year ended February 28, 2011, including the financial statements and financial statement schedule information included therein, as filed with the SEC. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

EXHIBIT INDEX

Exhibit A Form of Articles of Amendment to the Articles of Incorporation

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommended approval of the Amendment to the Articles of Incorporation to the shareholders holding majority of the voting power.

By Order of the Board of Directors,
By: /s/ Kristian Schiorring
Name: Kristian Schiørring
Its: President
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EXHIBIT A

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF

BIOFLAMEX CORP.

Bioflamex Corp., a corporation organized and existing under the laws of the State of Nevada (the “Corporation”), and in accordance with the applicable provisions of Section 78 of the Nevada Revised Statutes (“NRS”):

WHEREAS, the following resolutions were adopted by the Corporation’s Board of Directors and the holders of a majority of the voting capital stock of the Corporation:

NOW THEREFORE BE IT RESOLVED:

1. That Section IV of the Corporation’s Articles of Incorporation, as amended, is hereby amended and replaced with the following:

“IV. AUTHORIZATION OF CAPITAL STOCK: The amount of the total authorized capital stock of the Corporation shall consist of (i) FOUR HUNDRED MILLION (400,000,000) shares of common stock, $.0001 par value per share.”

2. That (i) a resolution was adopted by unanimous approval of the directors of the Corporation pursuant to NRS Section 78.390 on March 29, 2012, setting forth the above-mentioned amendments and declaring said amendments to be advisable, and (ii) holders of a majority of the outstanding shares of the common stock of the Corporation adopted said amendments on March 29, 2012 in accordance with the provisions of NRS Section 78.302(2).

IN WITNESS WHEREOF, this Articles of Amendment of the Articles of Incorporation has been signed by the Chief Executive Officer of the Corporation this ____ day of ______________, 2012.

Bioflamex Corp.,
By: /s/ Kristian Schiorring
Name: Kristian Schiørring
Its: President